Exhibit 10.1

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (“Agreement”) is made and entered into this 20th day of August, 2018, by and between RUBICON TECHNOLOGY, INC., a Delaware corporation, with an address at 900 East Green Street, Unit A, Bensenville, IL 60106 (hereinafter referred to as “Seller”), and EXETER 950 DOUGLAS, LLC, a Delaware limited liability company, with an address at 101 West Elm Street, Suite 600, Conshohocken, PA 19428 (hereinafter referred to as “Purchaser”).

B A C K G R O U N D

A. Seller is the owner in fee of a certain parcel of land located at 950 Douglas Road, Batavia, Illinois, upon which is constructed the Improvements (as hereinafter defined).

B. Seller desires and hereby agrees to sell, and Purchaser desires and hereby agrees to acquire Seller’s interest in the Property (as hereinafter defined), subject to and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1: DEFINITIONS OF CERTAIN TERMS

For purposes of this Agreement, each of the following terms shall have the respective meanings set forth below:

Business Day. Any day other than a Saturday, Sunday, federal holiday or any day on which national banks in the State of Illinois are authorized or required to be closed for the conduct of regular banking business.

Closing. The Closing and consummation of the purchase and sale of the Property as contemplated by this Agreement.

Closing Date (or Date of Closing). On September 5, 2018 or such other date on which Seller and Purchaser shall agree in writing, provided, however, in the event that the Closing Date would fall on a Saturday, Sunday or a legal holiday in the State of Illinois, the Closing Date shall be extended to the next Business Day.

Earnest Money Deposit. The cash deposit delivered by Purchaser to Escrow Agent pursuant to Section 3(i) below together with any and all interest earned thereon.

Environmental Laws. All statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct on or concerning Hazardous Substances (as defined below), public health and safety or the environment now or existing or hereafter enacted or effective.

Escrow Agent. Land Services USA, Inc., 602 E. Baltimore Pike, Suite 100, Media, PA 19063, Fax: 610-566-5775, Attention: Andrea B. Connors, aconnors@landservicesusa.com.

Hazardous Substances. All hazardous waste, hazardous substances, hazardous constituents, hazardous materials, toxic substances, or related substances or materials, whether solids, liquids or gases including, but not limited to, polychlorinated biphenyl (commonly known as PCBs), asbestos, radon, urea formaldehyde, petroleum products (including gasoline and diesel oil), toxic substances, hazardous chemicals, spent solvents, sludge, ash, containers with hazardous waste residue, spent solutions from manufacturing processes, pesticides, explosives, organic chemicals, inorganic pigments and other similar substances, as each of the foregoing terms are defined under, or regulated or governed by, any and all Environmental Laws including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. S 9601 et seq., (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. S 1801 et seq., (iii) the Resource, Conservation and Recovery Act of 1976, as amended, 42 U.S.C. S 6901 et seq., (iv) the Clean Water Act, as amended, 33 U.S.C. S 1251 et seq., (v) the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. S 2601 et seq., (vi) the Clean Air Act, as amended, 42 U.S.C. S 7401 et seq., or (vii) any so-called “superfund” or “superlien” law.

IEPA Notice. Illinois Environmental Protection Agency Violation Notice L-2018-00007 dated March 5, 2018 issued by the Illinois EPA.

Illinois EPA. Illinois Environmental Protection Agency.

Improvements. A warehouse building containing approximately 134,400 square feet and any other structures, buildings or other physical improvements located on the Land.

Knowledge of Seller. References to the “knowledge” of Seller (or words of similar import) shall refer only to the actual conscious knowledge of the Knowledge Person, without any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other person, whether employed by Seller or otherwise, or to impose any liability on the Knowledge Person. Where this Agreement provides that “Seller has not received any written notice” (or words of similar import), it means that the Knowledge Person does not have actual knowledge of the receipt by Seller of any such notice. The term “Knowledge Person” means Timothy Brog who is the Chief Executive Officer of Seller and is likely to have knowledge of the foregoing matters on behalf of Seller.

Land. The tracts or parcels of land being more particularly described on Exhibit “A” attached hereto and incorporated herein by reference and appurtenant easements thereto, together with all of Seller’s right, title and interest, if any, in and to all easements, rights of way, strips and gores of land, tenements, hereditaments and appurtenances, reversions, remainders, privileges, licenses and other rights and benefits of any kind relating, belonging to, running with or in any way relating thereto (including subsurface rights, oil and other mineral rights, water rights and water stock); together with all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or highway, open or proposed, in front of, abutting or adjoining the Land.

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Leases. Leases, occupancy and other agreements, of any nature, together with any and/or amendments and modifications of each thereof pertaining to or covering any space within the Real Property.

Legal Requirements. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, Permits, licenses, authorizations, directions and requirements of all federal, state and local governmental authorities, officials, agencies and subdivisions of each thereof having jurisdiction which now or at any time prior to Closing may be applicable to the Property or other use or operation thereof including, without limitation, the so-called Americans with Disabilities Act.

Operating Agreements. The security, maintenance, pest control, trash removal, equipment leases, and other such service agreements (and any amendments, modifications or supplements thereto) with respect to or affecting the Property or any portion thereof.

Out of Pocket Expenses. All of the Purchaser’s out of pocket expenses in connection with the Purchaser’s due diligence activities, title and survey costs and attorneys’ fees and expenses, provided that Out of Pocket Expenses shall not exceed $35,000.

Permits. All or any transferable certificates of occupancy and completion with respect to the Improvements and all other consents, notices of completion, environmental and utility permits and approvals, authorizations, variances, waivers, licenses, certificates and approvals from any governmental or quasi-governmental authority issued or granted with respect to the Property now or prior to Closing.

Plans and Specifications. The plans and specifications utilized in or relating to the construction or in any way relating to the Improvements, if available.

Property. The Land, Improvements, Permits, Plans and Specifications, and Warranties.

Real Property. The Land and Improvements.

Title Company. Land Services USA, Inc., 602 E. Baltimore Pike, Suite 100, Media, PA 19063, Fax: 610-566-5775, Attention: Andrea B. Connors, aconnors@landservicesusa.com.

Warranties. All or any existing guarantees, warranties, and indemnities relating to the construction, operation and/or use of the Real Property in effect at the time of Closing, to the extent assignable.

SECTION 2: PURCHASE AND SALE

Purchaser shall purchase the Property from Seller, and Seller shall sell, convey, transfer and assign the Property to Purchaser, subject to and in accordance with the terms and conditions of this Agreement.

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SECTION 3: PURCHASE PRICE AND DEPOSIT

The purchase price for the Property shall be Six Million Seven Hundred Thousand Dollars ($6,700,000.00) (herein referred to as the “Purchase Price”). The Purchase Price shall be paid, subject to the adjustments and prorations as herein provided, as follows:

(i) Within five (5) Business Days of the delivery to Purchaser of a fully executed original counterpart of this Agreement, signed both by Purchaser and Seller, Purchaser shall deliver a deposit of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Earnest Money Deposit”) to the Escrow Agent, which Earnest Money Deposit shall be placed in a money market account at a federally insured banking institution. mutually acceptable to the parties hereto and otherwise in accordance with the escrow agreement to be executed by the parties, the form of which is attached hereto as Exhibit “B” (the “Escrow Agreement”); and

(ii) The balance of the Purchase Price by wire in immediately available funds on the Closing Date.

SECTION 4: TITLE

4.1 Title Contingency. Purchaser’s obligation to close this transaction is conditioned on title to the Real Property at Closing being good and marketable and insurable in the amount of the Purchase Price at not more than ordinary or promulgated rates by the Title Company pursuant to an ALTA Owner’s Policy of Title Insurance (either form 2006, if available, or 1970, as amended 1984), free and clear of all liens, encumbrances, easements, restrictions and conditions other than (i) those described in items 1 (not including 2017 taxes), 2 (not including 2017 taxes), and 3-9 and 11-14 inclusive in Part Two of Schedule B to the commitment for title insurance issued by First American Title Insurance Company numbered NCS-906652-CHI2, effective May 23, 2018 (the “Commitment”), (ii) those reflected on the survey of the Real Property by Bock & Clark identified as B&C Project No. 2011801991-001 and having a revision date of June 19, 2018 (the “Survey”) and (iii) those agreed to in writing by Purchaser or arising by reason, through or under Purchaser (the “Permitted Exceptions”). Seller (and Purchaser, if required by Title Company) shall deliver an affidavit to the Title Company of the type customarily provided by sellers (and purchasers, if applicable) of real property to induce title insurance companies in the area to insure over certain “standard” or “preprinted” exceptions to title including, without limitation, any exception for mechanic’s liens with respect to the Property.

4.2 Title Defects. Seller will cure those title exceptions set forth in Schedule B of the Commitment which are not Permitted Exceptions (the “Title Defects”), provided, however, Seller shall be obligated to cure all mortgages, deeds of trust, liens, delinquent taxes, judgments and mechanic’s liens (collectively, “Monetary Encumbrances”). A Title Defect shall be deemed cured if (i) satisfied of record or (ii) the issuer of the Commitment issues an endorsement insuring Purchaser against loss or damage that may be caused by reason of the Title Defect. If Seller is unwilling or unable to cure such Title Defects, Purchaser shall, subject to the remaining provisions of this Section, have the option of either accepting title to the Real Property without abatement of the Purchase Price, or of terminating this Agreement by giving written notice of such election to Seller and, in the latter event, the Earnest Money Deposit shall be returned to Purchaser, and the rights and obligations of the parties hereto shall cease and terminate.

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4.3 New Defects. From and after the date of this Agreement, Seller shall not execute any agreement, document or other encumbrance that will bind the Property or Purchaser after the Closing Date (a “New Defect”). Seller shall be obligated to cure and satisfy of record all New Defects, unless Purchaser has consented in writing to such New Defects, which consent may be granted or withheld in Purchaser’s sole and absolute discretion.

4.4 Failure to Cure. If Seller fails to cure a Monetary Encumbrance, then Purchaser shall have all remedies available under Section 16.1 below or may proceed to Closing with an abatement of the Purchase Price to the extent of the Monetary Encumbrances.

4.5 Title to Other Assets. At Closing, title to any Permits, Warranties, and the Plans and Specifications shall be free and clear of all liens, encumbrances and security interests of any nature.

SECTION 5: [INTENTIONALLY OMITTED]

SECTION 6: SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Seller represents, warrants and covenants to Purchaser, on and as of the date hereof, all of which representations and warranties shall be deemed to have been remade by Seller to Purchaser on or as of the Closing, as follows:

6.1 Organization, Power and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller (i) has been or prior to Closing will be duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of any agreement, judgment, writ, injunction, order or decree of any court, governmental authority or arbiter binding upon Seller or in any proceeding to which Seller is a party, (iii) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument which will remain in effect at Closing by which Seller or the Property is bound or to which Seller is a party, and (iv) does not require the consent of any other party.

6.2 No Bankruptcy. Seller is not a party to any voluntary or involuntary proceedings under any applicable laws relating to the insolvency, bankruptcy, moratorium or other laws affecting creditors rights to the extent that such laws may be applicable to Seller.

6.3 No Litigation. Except with respect to matters contained in the IEPA Notice, to Seller’s knowledge, Seller is not a party to or is affected by any litigation, administrative action, investigation or other governmental or quasi-governmental proceeding which would or could have an adverse effect upon the Property or upon the ability of Seller to fulfill its obligations under this Agreement. Except with respect to matters contained in the IEPA Notice, to Seller’s knowledge, there are no lawsuits, administrative actions, governmental investigations or similar proceedings, including, without limitation, real estate tax assessment appeals, pending or threatened against or affecting the Property or any portion thereof or any interest therein.

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6.4 No Violations. Except the IEPA Notice, Seller has not received written notice from any governmental authority or agency of any condition upon the Real Property which as of the date of this Agreement constitutes a violation of any Legal Requirement.

6.5 Condemnation. Seller has not received any written notice of proceedings pending nor, to Seller’s knowledge, are any proceedings threatened against or affecting the Real Property or any portion thereof or interest therein in the nature of or in lieu of condemnation or eminent domain proceedings.

6.6 Assessments. Seller has no knowledge and Seller has not received written notice of any assessments by a public body, whether municipal, county or state, which may be hereafter imposed against any of the Real Property for public or private improvements

6.7 Operating Agreements. The Operating Agreements, if any, may be terminated without penalty upon thirty (30) days’ notice. Unless otherwise agreed to in writing by Purchaser, all Operating Agreements shall be terminated effective as of the Closing Date by Seller.

6.8 Leases; Leasing Commissions. There are no Leases or other tenancies for any space in the Real Property. No commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to any Lease and there does not currently exist any leasing, brokerage or management agreement with respect to the Real Property.

6.9 Contracts. After Closing, there will be no unrecorded agreements, documents or contracts affecting the Property to which Seller is a signatory party.

6.10 OFAC. Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury and/or on any other similar list, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States, (iii) not an “Embargoed Person.” To Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller.

6.11 Survival. The foregoing representations, warranties, indemnities and covenants of Seller in this Section shall survive the Closing or termination of this Agreement for a period of nine (9) months (the “Survival Period”).

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SECTION 7: PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Purchaser represents, warrants and covenants to Seller, on and as of the date hereof, all of which representations and warranties shall be deemed to have been remade by Purchaser to Seller on or as of the Closing, as follows:

7.1 Organization, Power and Authority. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary power to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser (i) has been duly and validly authorized by all necessary action on the part of Purchaser, (ii) does not conflict with or result in a violation of any agreement, judgment, writ, injunction, order or decree of any court, governmental authority or arbiter binding upon Purchaser or in any proceeding to which Purchaser is a party, (iii) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument which will remain in effect at Closing by which Purchaser is bound or to which Purchaser is a party, and (iv) does not require the consent of any other party.

7.2 OFAC. Purchaser and, to Purchaser’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury and/or on any other similar list, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States, (iii) not an “Embargoed Person.” To Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser.

7.3 Survival. The foregoing representations, warranties, indemnities and covenants of Purchaser in this Section shall survive the Closing or termination of this Agreement for the Survival Period.

SECTION 8: OPERATIONS PENDING CLOSING

From and after the date hereof, through and including the Closing Date, Seller agrees as follows (each of which covenants is a condition to Purchaser’s obligations to close under this Agreement and must be satisfied by Seller or waived by Purchaser in writing prior to Closing):

8.1 Management Prior to Closing. Between the date of this Agreement and the Date of Closing, (a) Seller shall maintain, manage and operate the Property in the same manner as immediately prior to the date of this Agreement and otherwise in substantially the same physical condition as on the date of Seller’s execution of this Agreement, ordinary wear and tear excepted; and (b) unless Purchaser has given its prior written consent, Seller shall not make any material changes to or alterations of the Real Property except to perform (i) emergency repairs (regarding which Purchaser shall be promptly advised in writing) and (ii) any other work having Purchaser’s prior written approval.

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8.2 Notices. Seller shall, immediately upon Seller’s obtaining knowledge thereof, provide Purchaser with a written notice (i) of any event which has or has the potential to have a material adverse effect on the Real Property, or (ii) of any written notice concerning the Real Property received by Seller from any governmental or quasi-governmental authority or from any insurance company of a violation of Legal Requirements, or (iii) of any service of legal process relating to the Property or which affects Seller’s ability to perform its obligations under this Agreement.

8.3 Leasing. Seller shall not lease or rent space or enter into any lease or agreements for occupancy of the Real Property or any portion thereof or otherwise create any rights of occupancy or possession in the Real Property prior to Closing or the termination of this Agreement without the prior written consent of Purchaser, which consent shall be in Purchaser’s sole and absolute discretion.

8.4 IEPA Notice Indemnification. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all cost, expense, claim, loss or liability arising by reason of alleged violations set forth in the IEPA Notice.

8.5 Operating Agreements. Seller shall not enter into any new agreement, or extend, modify or renew any existing Operating Agreements that will bind the Property or Purchaser after Closing without the prior written consent of Purchaser, which consent may be given or withheld in Purchaser’s sole discretion.

8.6 Survival. The obligations contained in this Section 8 shall survive the Closing and delivery of the Deed for the Survival Period, except that Seller’s indemnification obligations contained in Section 8.4 shall survive until the issuance of a document by, or the receipt by Seller of written communication from, the Illinois EPA evidencing that the alleged violations described in the IEPA Notice have been dismissed, cured or otherwise resolved at which time such indemnification obligations shall terminate; provided that if the Illinois EPA does not within one year from the Closing Date respond to Seller’s letter dated July 25, 2018 with respect to the IEPA Violation Notice or otherwise take action to enforce remedies available to it by reason of such violations, it shall be conclusively presumed that such violations have been dismissed, cured or otherwise resolved.

SECTION 9: CLOSING

Subject to satisfaction of all conditions to Closing, the Closing shall be held during regular business hours on the Closing Date. The Closing shall be held through the mail at the offices of the Title Company acting as the Escrow Agent.

9.1 Delivery; Possession. At Closing, Seller shall deliver to Purchaser the items required of Seller under this Agreement, and Purchaser shall deliver to Seller the balance of the Purchase Price, after crediting Purchaser with the Earnest Money Deposit (and making other adjustments and prorations as provided herein) and the other items required of Purchaser under this Agreement.

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9.2 Closing Costs.

9.2.1 Seller’s Costs. Seller shall pay: (i) all state, county and local realty transfer taxes, including all documentary stamp taxes; (ii) the cost of Purchaser’s basic owner’s premium for title insurance in the amount of the Purchase Price, along with all related title search fees; (iii) the fees and expenses of Seller’s attorneys; and (iv) recording charges due on the satisfaction or assignment of any mortgages or liens affecting the Property.

9.2.2 Purchaser’s Costs. Purchaser shall pay: (i) any costs incurred by Purchaser in preparing and performing its due diligence investigations, (ii) the fees and expenses of Purchaser’s attorneys, (iii) all title charges and other costs to the extent not paid by Seller pursuant to Section 9.2.1 above, including the cost of any extended coverage to Purchaser’s title insurance policy and any and all endorsements to Purchaser’s title insurance policy, and (iv) recording charges due in connection with any mortgages or other financing documents.

9.2.3 Other Costs. Any other costs not specifically provided for herein shall be paid by the party who incurred those costs, or if neither party is charged with incurring any such costs, then by the party customarily assessed for such costs in the State of Illinois.

9.3 Conditions to Closing. Notwithstanding any other conditions to Closing set forth in this Agreement, Purchaser’s obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement is expressly conditioned upon the due performance by Seller of each undertaking and covenant and agreement to be performed by Seller under this Agreement including, but not limited to, delivery of all items and documents required under Section 11 below, and the truth, accuracy and completeness in all material respects, of each representation and warranty made in this Agreement by Seller. Where a representation or warranty is qualified by Seller’s knowledge or by notice received by Seller, it shall nevertheless be a condition precedent to Purchaser’s obligation to close that the warranty or representation be true in all material respects as of Closing even if not so qualified.

Upon failure of any such condition, Purchaser may either (i) extend the Closing Date for a period not to exceed thirty (30) days in order for the Seller to have additional time to perform each undertaking, covenant and agreement hereunder, or (ii) waive such condition in writing, or (iii) exercise its remedies under Section 16.1. In the event of cancellation of this Agreement pursuant to this Section 9, the Earnest Money Deposit, and any other monies theretofore paid on account, if any, shall be returned to Purchaser and neither party shall have any further liability or obligation to the other hereunder.

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SECTION 10: PRORATIONS AND CREDITS AT CLOSING

All prorations provided to be made “as of the Closing Date” shall each be made as of 11:59 P.M. local time on the date immediately preceding the Closing Date. In each proration set forth below, the portion thereof allocable to periods beginning with the Closing Date shall be credited to Purchaser, or charged to Purchaser, as applicable, at Closing or, in the case of allocations made after Closing, upon receipt of such payments or invoice as of the Closing Date. The following items shall, as applicable, be prorated between Purchaser and Seller or credited to Purchaser or Seller:

10.1 Property Taxes and Assessments.

10.1.1 Prorations. All water and sewer fees, charges or rentals and ad valorem or general property taxes with respect to the Real Property shall be prorated and apportioned on a per diem basis as of the Closing Date based on the latest available tax information.

10.1.2 Special Assessments. Certified, confirmed and ratified special assessment liens as of Date of Closing (and not as of the date of this Agreement) shall be paid by Seller or Purchaser shall receive a credit therefor at Closing.

10.2 Utility Expenses and Payments. Seller shall have sole responsibility for all utility charges accrued as of the Closing Date. Seller shall arrange for the utilities to be read as of the Closing Date. Purchaser shall be responsible for making any necessary arrangements for the continuation of all utility services to the Real Property following Closing. Seller and Purchaser shall cooperate with each other and execute all necessary documents as reasonably to accomplish the foregoing.

10.3 Operating Agreement Payments. All payments due or made under any Operating Agreements that Purchaser has agreed to assume in writing shall be prorated on a per diem basis as of the Closing Date.

10.4 Other Matters. Seller and Purchaser shall make such other adjustments and apportionments as are expressly set forth in this Agreement.

10.5 Survival. The provisions of this Section 10 shall survive the Closing. In the event final figures have not been reached on any of the adjustments, prorations or costs, as a result of unavailability of information or otherwise, which are to be adjusted at or prior to Closing pursuant to this Section 10, the parties shall close using adjustments and prorations reasonably estimated by Seller and Purchaser, subject to later readjustment when such final figures have been obtained. If more current information is not available, estimates shall be based upon the prior operating history of the Property, as shown on the most recent bills or payments available. The parties hereto agree that they shall seek to determine the amounts of all prorations and adjustments required hereunder on or before the Closing Date, if possible, and to the extent not then obtainable, as soon as practicable thereafter.

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SECTION 11: CONVEYANCES AND DELIVERIES

11.1 Deed. At Closing, Seller shall deliver to Purchaser a special warranty deed(s) (the “Deed”) to the Property in recordable form, duly executed by Seller and acknowledged and in substantially the same form as set forth in Exhibit “C” attached hereto, conveying to Purchaser title to the Real Property, subject to the Permitted Exceptions.

11.2 [INTENTIONALLY OMITTED]

11.3 General Assignment of Other Interests. At Closing, Seller shall assign to Purchaser, without warranty, all of Seller’s interest, if any, in any Permits, Plans and Specifications, and Warranties. The delivery of such an assignment shall not be deemed a representation that any Permits, Plans and Specifications exist or that Seller has any interest therein.

11.4 Section 1445 Certificate. At Closing, Seller shall execute and deliver to Purchaser (i) a certificate stating that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code and the regulations thereunder, (ii) an IRS Form 1099 with respect to this transaction, and (iii) such other documents or instruments as may be required by the Internal Revenue Code (or regulations promulgated pursuant thereto).

11.5 Physical Possession. At Closing, Seller shall deliver to Purchaser keys to the Real Property.

11.6 Warranties, Etc. At Closing, Seller shall deliver to Purchaser the original Warranties, Permits, Plans and Specifications to the extent in Seller’s possession.

11.7 Estoppel Certificates. At Closing, Seller shall deliver to Purchaser the Estoppel Certificate attached hereto as Exhibit “D”.

11.8 Other Documents. At Closing, Seller and Purchaser shall deliver to each other any other documents expressly required to be delivered or furnished pursuant to any other provisions of this Agreement or reasonably required to carry out the purpose and intent of this Agreement.

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SECTION 12: NOTICES

All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Purchaser under this Agreement shall be properly given only if made in writing (except as expressly provided to the contrary in this Agreement) and sent by (i) U.S. Certified Mail, Return Receipt Requested, (ii) electronic mail with confirmation of receipt, or (iii) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air), with all delivery charges paid by the sender and addressed to the Purchaser or Seller, as applicable, as follows, or at such other address as each may request in writing. Such notices shall be deemed received, (x) if delivered by overnight delivery service, on the date of delivery and (y) if sent by electronic mail, on the date of transmission. Notices to be sent on behalf of Purchaser or Seller may be sent by their respective counsel. The refusal to accept delivery shall constitute acceptance and, in such event, the date of delivery shall be the date on which delivery was refused. Copies of notices directed to a party which are required to be sent to other persons shall be deemed received by such other persons on the date on which the party receives such notice. The addresses for notices are to be as follows:

If to Seller:	Rubicon Technology, Inc.
900 East Street
Unit A
Bensenville, IL 60106
Attention: Timothy Brog
Email: TBrog@rubicontechnology.com

with a copy to:	Kaplan, Saunders, Valente & Beninati LLP
500 N. Dearborn Street
Chicago IL 60654
Attention: David A. Saunders
Email: dsaunders@krasnowsaunders.com

If to Purchaser:	Exeter 950 Douglas, LLC
101 West Elm Street, Suite 600 Conshohocken, PA 19428 Attention: Timothy J. Weber Email: tweber@exeterpg.com

with a copy to:	The Chase Law Group, LLC
1447 York Road, Suite 505
Lutherville, MD 21093
Attention: Todd Chase, Esq. Email: tchase@chaserelaw.com

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SECTION 13: CASUALTY AND CONDEMNATION

13.1 Casualty. Prior to the Closing Date, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section 13.1. Until the Closing has occurred, Seller shall keep all insurance policies in effect. If, prior to the Closing Date, any part of the Real Property, Improvements is damaged or destroyed by fire or other casualty, Seller shall immediately notify Purchaser of such fact. If such damage or destruction is material (as defined below), Purchaser shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of Seller’s notice whereupon the Earnest Money Deposit shall be refunded to Purchaser. For purposes hereof “material” shall be deemed to be any uninsured damage or destruction to the Real Property, Improvements (except that a casualty shall not be deemed uninsured solely because all, or a portion of, the cost of the casualty is subject to a deductible) or any insured damage or destruction (i) where the cost of repair or replacement is estimated, in Purchaser’s good faith judgment, to be One Hundred Seventy-five Thousand Dollars ($175,000.00) or more, or (ii) where the repair or replacement is estimated, in Purchaser’s good faith judgment, to require more than one hundred twenty (120) days to repair. If Purchaser does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement, and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price but, Seller, at Closing, shall assign to Purchaser (and obtain the consent of the insurance carrier to such assignment), and Purchaser shall be entitled to receive and keep, all insurance proceeds payable with respect to such casualty (which shall then be repaired or not at Purchaser’s option and cost), plus Seller shall pay over to Purchaser the sum of (x) all casualty insurance proceeds previously paid to Seller with respect to such casualty (other than amounts expended by Seller for emergency repairs or for repairs which are approved in writing by Purchaser), (y) an amount equal to the deductible amount with respect to the insurance (provided that if the balance of the casualty loss is less than the deductible, then only the amount of the loss shall be paid to Purchaser), and (z) an amount equal to all or any portion of an uninsured loss or the amount of insurance proceeds which are not assignable from Seller to Purchaser, other than the deductible. In such event, Seller shall not be obligated to repair or restore the Real Property or Improvements. If Purchaser does not elect to terminate this Agreement by reason of any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim and, in such event, Purchaser and Seller shall cooperate each with the other in good faith.

13.2 Condemnation. At Closing, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to all awards in condemnation, or damages of any kind, to which Seller is entitled at the time of Closing, by reason of any exercise of the power of eminent domain with respect thereto or for the taking of the Real Property, Improvements, or any part thereof or by reason of any other event affecting the Property which gives rise to a damage claim against a third party after the date hereof. Prior to the Closing Date, if all or any portion of the Real Property is taken, or if access thereto is reduced or restricted, by eminent domain or otherwise (or if such taking, reduction or restriction is pending, threatened or contemplated) (hereinafter a “Condemnation Proceeding”), Seller shall immediately notify Purchaser of such fact. In the event that such notice relates to the taking of a material (as defined below) portion of the Real Property or Improvements, Purchaser shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of Seller’s notice; whereupon the Earnest Money Deposit shall be refunded to Purchaser and thereafter neither party shall have any rights, obligations or liabilities hereunder. For the purposes of this Section, and without limiting the generality of the foregoing, a taking shall be deemed material if it (i) restricts access to the Real Property, or (ii) affects five percent (5%) or more of the Improvements, or (iii) reduces the parking available to the Improvements by more than five percent (5%). If Purchaser does not elect to terminate this Agreement as herein provided, Seller shall pay to Purchaser any award received by Seller prior to Closing and Purchaser shall have the right to participate with Seller in any Condemnation Proceeding affecting the Real Property or Improvements, and Purchaser and Seller shall cooperate with each other in good faith.

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SECTION 14: BROKERS

Seller and Purchaser acknowledge that they have not dealt with any broker, finder or agent in connection with this transaction other than Jones Lang LaSalle (the “Broker”). A commission of $150,000 shall be paid by Seller to Broker at Closing. Seller and Purchaser shall indemnify and hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses (including legal fees and expenses) resulting from a breach of said representation of the indemnifying party. The representations, warranties, undertakings and indemnities of this Section 14 shall survive the Closing hereunder and any termination of this Agreement.

SECTION 15: ASSIGNMENT

Purchaser may freely assign its rights under this Agreement without Seller’s consent, and upon such assignment, Purchaser shall automatically be released from all obligations on the part of Purchaser to be performed hereunder.

SECTION 16: DEFAULT/REMEDIES

16.1 Seller’s Default/Purchaser’s Remedies. If Seller fails to sell the Property to Purchaser in accordance with this Agreement, or breaches any of its duties, obligations, representations or warranties contained in this Agreement in any material respect, or fails or is unable to deliver any of the documents required to be delivered by Seller hereunder, and provided that such failure or breach is not cured within five (5) Business Days of the date on which Purchaser notifies Seller of such failure or breach, Purchaser, at its election and as its sole and exclusive legal and equitable remedies, shall be entitled to (i) terminate this Agreement and receive a refund of the Earnest Money Deposit and Purchaser’s Out of Pocket Expenses, (ii) waive the Seller’s default and proceed to close on the terms and conditions set forth in this Agreement without any adjustment to the Purchase Price except as provided in Section 4.4, or (iii) sue for specific performance of Seller’s obligations hereunder. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller prior to Closing. Purchaser waives any right to seek, claim or obtain damages, punitive damages or consequential damages, and in no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder.

16.2 Purchaser’s Default/Seller’s Remedies. If Purchaser wrongfully fails to purchase the Property on the Closing Date in accordance with the terms hereof then Seller, as its sole and exclusive remedy at law or in equity, shall receive the Earnest Money Deposit from Escrow Agent as liquidated damages. Purchaser and Seller acknowledge and agree that damages which would be sustained by Seller in the event of a breach by Purchaser of its obligations under this Agreement are difficult to determine and in such event that the Earnest Money Deposit represents a reasonable estimate of such damages and is not intended as a penalty.

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SECTION 17: GENERAL PROVISIONS

17.1 Agreement Binding. This Agreement shall be binding upon each party hereto and such party’s heirs, legal representatives, successors and assigns and shall inure to the benefit of each party hereto and such party’s heirs, legal representatives, successors and assigns.

17.2 Entire Agreement. This Agreement, and all the Exhibits referenced herein and annexed hereto, contain the final, complete and entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

17.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois.

17.4 Further Assurances. Seller and Purchaser each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This covenant shall survive the Closing.

17.5 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person, then all such persons shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

17.6 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Agreement.

17.7 Non-waiver. No waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

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17.8 Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17.9 Exhibits. The Exhibits referred in and attached to this Agreement are incorporated herein in full by this reference.

17.10 Attorneys’ Fees and Costs. In the event suit or action is instituted to interpret or enforce the terms of this Agreement, or in connection with any arbitration or mediation of any dispute, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as such party’s costs and attorney’s fees, including such costs and fees as are incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review. Each party shall also have the right to recover its reasonable costs and attorney’s fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days following written demand therefor.

17.11 Time of the Essence. Time shall be of the essence in enforcing this Agreement. If the time for performance of any obligation hereunder shall fall on a Saturday, Sunday or holiday (national or in the State of Illinois) such that the transaction contemplated thereby cannot be performed, the time for performance shall be extended to the next succeeding day where performance is possible.

17.12 Exclusivity. From and after the date of this Agreement and as long as this Agreement remains in effect, Seller shall not and will not permit any of Seller’s agents, officers, or affiliates to accept or entertain offers, negotiate, solicit interest, or otherwise enter into discussions involving the sale, recapitalization, restructuring, or disposition of all or any part of the Property, including without limitation entering into agreements for “contingent” or “back-up” purchasers.

17.13 Seller’s Existence. Throughout the Survival Period (and for so long thereafter as any written claim made by Purchaser remains pending), Seller covenants and agrees to maintain its legal existence and a tangible net worth equal to $300,000. Such amount shall be in addition to any amount necessary to resolve other liabilities of Seller aside from the claim(s) of Purchaser.

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17.14 Illinois Bulk Sales. Seller shall comply in all respects with all applicable bulk sales laws and Seller shall complete and timely submitted the appropriate forms for requesting a determination from the Illinois Department of Revenue (the “Department”), together with a copy of this Agreement, for the purpose of obtaining from the Department, prior to Closing, a determination as to Seller’s assessed but unpaid tax liability, if any, under the Illinois Income Tax Act and the Retailers Occupation Tax Act. Purchaser’s obligation to close this transaction on the Closing Date shall be contingent upon the receipt of a determination from the Department with respect to such tax liability. If a determination of tax liability is made by the Department, Purchaser shall proceed to Closing so long as sufficient proceeds from the Purchase Price are withheld at Closing an amount sufficient to cover such tax liability (as reasonably determined by Purchaser, Seller and the Title Company). The parties hereby agree to deliver or cause to be delivered any other documentation and information as may be required to comply with Section 9-902(d) of the Illinois Income Tax Act and Section 444(j) of the Retailers Occupation Tax Act. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all cost, expense, claim, loss or liability arising from the failure of Seller to comply with such bulk sale laws and regulations. The provisions of this Section 17.14 shall survive Closing.

17.15 No Representation or Warranties Except Express Representations and Warranties. Purchaser acknowledges that except for those covenants, representations and warranties that are expressly set forth in this Agreement and the Deed, neither Seller nor any person acting or purporting to act on Seller’s behalf has made any covenant, representation or warranty as to any aspect whatsoever of or relating to the Property, including, without limitation, as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Real Property with any Legal Requirements, (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Real Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Real Property or any portion thereof; (v) whether the Real Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same; or (vi) any other matter related in any way to the Property. Purchaser further acknowledges that it and Purchaser’s agents, contractors, employees and other representatives have been afforded a full and ample opportunity to make such inspections and investigations, and to conduct such tests and evaluations on, of and concerning the Property as Purchaser deems desirable, necessary and prudent for its purposes. Subject only Purchaser’s rights to terminate this Agreement under the provisions of Section 13 hereof with respect to casualty and condemnation, Purchaser hereby waives any and all objections to, or claims with respect to, any and all physical characteristics and existing conditions of the Property in, at, on, under or about the Real Property, whether such objections or claims arise under contract, tort, statute, or any other theory of recovery, legal or equitable, as to Seller, except in respect of objections or claims arising from Seller’s breach of any express representation or warranty herein or obligation to maintain the Property expressly provided in this Agreement. Purchaser further acknowledges and agrees that, except for those covenants, representations and warranties that are expressly set forth in this Agreement and the Deed, the Property is to be sold and conveyed to, and purchased and accepted by, Purchaser in its present condition, “as is” and “where is,” and with all faults, and Purchaser hereby acknowledges the risk that adverse past, present or future physical characteristics and conditions may not be revealed by Purchaser’s inspections or investigations. The provisions of this Section 17.15 shall survive the closing.

[END OF PAGE; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed, as of the day and year first above written.

SELLER:

RUBICON TECHNOLOGY, INC., a Delaware corporation

By:
Timothy Brog,
Chief Executive Officer

PURCHASER:

EXETER 950 DOUGLAS, LLC, a Delaware limited liability company

By:	Exeter Operating Partnership IV, L.P., a Delaware limited partnership, its sole member

By:	Exeter Operating Partnership IV GP LLC, a Delaware limited liability company, its sole general partner

By:	Exeter Industrial REIT IV LLC, a Delaware limited liability company, its sole member

By:	/s/ Timothy J. Weber
Name:	Timothy J. Weber
Title:	Vice President

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EXHIBITS

Exhibit “A”	-	Legal Description

Exhibit “B”	-	Escrow Agreement

Exhibit “C”	-	Form of Deed

Exhibit “D”	-	Estoppel Certificate

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EXHIBIT “A”

LEGAL DESCRIPTION

PARCEL 1:

LOT 2 OF BATAVIA INDUSTRIAL PROPERTIES RESUBDIVISION NO. 4, ACCORDING TO THE PLAT THEREOF RECORDED MARCH 31 1997 AS DOCUMENT 97K19640, IN THE CITY OF BATAVIA, KANE COUNTY, ILLINOIS.

PARCEL 2:

NON-EXCLUSIVE RAILROAD SPUR EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY GRANT RECORDED AS DOCUMENT 1384201 AND AS SHOWN ON THE PLAT OF BATAVIA INDUSTRIAL CENTER UNIT 4.

PARCEL 3:

LOT 1 IN BATAVIA INDUSTRIAL PROPERTIES RESUBDIVISION NO. 4, ACCORDING TO THE PLAT THEREOF RECORDED MARCH 31 , 1997 AS DOCUMENT NUMBER 97K019640, EXCEPT THAT PART DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID LOT 1; THENCE SOUTH 89 DEGREES 03 MINUTES 04 SECONDS WEST 202.37 FEET ALONG THE SOUTH LINE OF SAID LOT 1 TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEGREES 03 MINUTES 04 SECONDS WEST 339.10 FEET ALONG THE SOUTH LINE OF SAID LOT 1 TO THE SOUTHWEST CORNER OF SAID LOT 1; THENCE NORTH 00 DEGREES 19 MINUTES 42 SECONDS WEST 113.59 FEET ALONG THE WEST LINE OF SAID LOT 1; THENCE NORTHWESTERLY ALONG SAID WEST LINE, SAID LINE BEING A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 3713.13 FEET AND AN ARC LENGTH OF 400.70 FEET; THENCE NORTH 06 DEGREES 25 MINUTES 33 SECONDS WEST 44.53 FEET ALONG SAID WEST LINE TO THE NORTHWEST CORNER OF SAID LOT 1; THENCE NORTH 89 DEGREES 02 MINUTES 07 SECONDS EAST 360.47 FEET ALONG THE NORTH LINE OF SAID LOT 1 TO A POINT; THENCE SOUTH 00 DEGREES 50 MINUTES 37 SECONDS EAST 558.14 FEET ALONG A LINE PARALLEL TO THE EAST LINE OF SAID LOT 1 TO THE POINT OF BEGINNING, ALL IN THE CITY OF BATAVIA, KANE COUNTY, ILLINOIS.

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EXHIBIT “B”

ESCROW AGREEMENT

THIS EARNEST MONEY ESCROW AGREEMENT, dated and effective as of this ______ day of August 2018 (hereinafter referred to as this “Agreement”), made and entered into by and between RUBICON TECHNOLOGY, INC., a Delaware corporation (hereinafter referred to as “Seller”), and EXETER 950 DOUGLAS, LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”), and LAND SERVICES USA, INC. (hereinafter referred to as “Escrow Agent”);

W I T N E S S E T H :

WHEREAS, Seller and Purchaser have entered into and executed that certain Agreement of Sale, dated August 20, 2018 (hereinafter referred to as the “Contract”), under which certain sums (the same being more particularly described in the Contract and being therein and herein referred to as the “Earnest Money Deposit”) are to be held by Escrow Agent;

WHEREAS, Purchaser, Seller and Escrow Agent desire to evidence their agreement with respect to the delivery, holding and disbursement of the Earnest Money Deposit, with all defined terms having the meaning as set forth in the Contract.

NOW, THEREFORE, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid to each of the parties hereto, and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto covenant and agree as follows:

1.  The parties hereto hereby agree that Escrow Agent shall hold the Earnest Money Deposit as contemplated by the Contract. Escrow Agent hereby acknowledges receipt of a copy of the Contract, together with Purchaser’s wire transfer of immediately available United States of America funds in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), representing payment of the Earnest Money Deposit required by the Contract.

2.  Escrow Agent agrees to invest the Earnest Money Deposit in a money market account at a federally insured banking institution. The tax identification number of Purchaser shall be used in connection with such investment. Any return earned by such investment shall be added to and become a part of the Earnest Money Deposit.

3.  Subject to Section 4, Purchaser and Seller agree that Escrow Agent shall not be obligated to disburse the Earnest Money Deposit except in accordance with a written notice executed by both Purchaser and Seller. Without limiting the generality of the foregoing but subject to Section 4, should either Purchaser or Seller default under the Contract and should either Purchaser or Seller notify Escrow Agent that, by reason of such default, it is entitled to receive the Earnest Money Deposit, then Escrow Agent shall not be obligated to disburse the Earnest Money Deposit to the party claiming the same without the prior written consent of the other party to the Contract.

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4.  Purchaser and Seller authorize and direct the Escrow Agent to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court; and in case the Escrow Agent obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated.

5.  Notices to Seller or Purchaser hereunder shall be delivered in accordance with Section 12 of the Contract, and notices to Escrow Agent hereunder shall be delivered to Escrow Agent in any manner provided in Section 12 of the Contract at Land Services USA, Inc., 602 E. Baltimore Pike, Suite 100, Media, PA 19063, Fax: 610-566-5775, Attention: Andrea B. Connors.

6.  The parties hereby covenant and agree that in performing any of its duties under this Agreement, Escrow Agent shall not be liable for any loss, costs, or damages which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs, or damages arising out of its willful default or gross negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under the Contract or this Agreement, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice or instruction provided for in the Contract or in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of the Contract and this Agreement. Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and attorney’s fees and disbursements, which may be imposed upon or incurred by Escrow Agent in connection with the performance of its obligations under the Contract and this Agreement, except for any loss, costs, or damages arising out of its willful default or gross negligence.

7.  In the event of any dispute between any of the parties hereto sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of the Contract or this Agreement, together with such legal pleadings as it deems appropriate, and thereupon Escrow Agent shall be discharged from any further obligation under the Contract or this Agreement.

8.  No party hereto may assign its rights or obligations under this Agreement, either voluntarily or by operation of law, without prior written consent of all other parties hereto. Subject to said limitation on assignment, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal representatives, successors, successors-intitle, and assigns. Time is of the essence of this Agreement.

[signatures commence on following page]

22

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, as of the date first above written.

SELLER:

RUBICON TECHNOLOGY, INC., a Delaware corporation

By:
Timothy Brog,
Chief Executive Officer

PURCHASER:

EXETER 950 DOUGLAS, LLC, a Delaware limited liability company

By:	Exeter Operating Partnership IV, L.P., a Delaware limited partnership, its sole member

By:	Exeter Operating Partnership IV GP LLC, a Delaware limited liability company, its sole general partner

By:	Exeter Industrial REIT IV LLC, a Delaware limited liability company, its sole member

By:
Name:	Timothy J. Weber
Title:	Vice President

ESCROW AGENT:

LAND SERVICES USA, INC.

By:
Name:
Title:

EXHIBIT “C”

FORM OF DEED

This Instrument prepared by:

_____________________

_____________________

_____________________

_____________________

After recording return to:

_____________________

_____________________

_____________________

_____________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of the ____ day of___________, ____, from_______________________ (the “Grantor”), to_____________________ (the “Grantee”).

WITNESSETH, that said Grantor, in consideration of Ten and No/100s Dollars ($10.00) in hand paid by Grantee, and other valuable consideration, receipt of which is hereby acknowledged, does hereby REMISE, RELEASE, ALIEN AND CONVEY unto Grantee and its successors and assigns, FOREVER, all of Grantor’s interest in and to the real property situated in the County of _______, State of Illinois, with a common address of ___________________________, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”).

TOGETHER with the tenements and appurtenances thereunto belonging.

SUBJECT TO those matters as contained in Exhibit B attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the same unto said Grantee in fee simple forever.

GRANTOR, subject to the Permitted Exceptions, does hereby specially warrant the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

[SIGNATURE PAGE FOLLOWS]

Execution Version

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor and is effective as of the date first set forth above.

SELLER:

By:

Name:

Title:

STATE OF ILLINOIS	)

) SS

COUNTY OF __________________	)

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that ________________, the ________________ of __________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that she signed and delivered the said instrument as his/her own free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

Given under my hand and Notarial Seal this ____ day of ___________, ____.

_____________________________________________________
Notary Public

My Commission Expires:

_____________________

Mail subsequent tax bills to:

_____________________

_____________________

_____________________

_____________________

EXHIBIT A

LEGAL DESCRIPTION

Execution Version

EXHIBIT “D”

ESTOPPEL CERTIFICATE

Estoppel Certificate

June 19th, 2018

Exeter 950 Douglas, LLC

Attention: Timothy J. Weber

101 West Elm St., Suite 600

Conshohocken, PA 19428

Re:	Declaration of Protective Covenants Batavia Industrial Center dated October 26, 1987 and recorded November 6, 1987 as document 1877109, as amended by Amendment to Declaration of Protective Covenants recorded February 24, 1988 as document 1895280, Second Amendment to Declaration of Protective Covenants recorded August 31, 2012 as document 2012K058704, Third Amendment to Declaration of Protective Covenants recorded July 3, 2013 as document 2013K049139, Fourth Amendment to Declaration of Protective Covenants recorded June 27, 2014 as document 2014K031194, and Fifth Amendment to Declaration of Protective Covenants recorded August 18, 2015 as document 2015K044627 and re-recorded January 5, 2016 as document 2016K000372, Kane County, Illinois Recorder of Deeds (collectively the “Declaration”)

Ladies and Gentlemen:

At the request of Rubicon Technology, Inc., (“Owner”), the undersigned, Batavia Industrial Center Property Owners Association (the “Association”), hereby certifies to Exeter 950 Douglas, LLC and its affiliates (“Buyer”) as the buyer of that certain real property located at 950 Douglas Road, Batavia, Kane County, Illinois (the “Property”), and agrees as follows:

1.	Association is the entity empowered to enforce the covenants, conditions, and restrictions contained in the Declaration.

2.	The Declaration is in full force and effect and has not been modified or amended except as set forth above.

3.	There are no outstanding uncured notices of default of any party, including Owner, under the Declaration. The Association has not received any outstanding uncured notices of default from any party under the Declaration, including Owner, or any other party claiming a default under the Declaration.

4.	To the best of our knowledge, no default by Owner exists in the performance of any obligation required by it under the Declaration and no event has occurred which, with the passage of time or the giving of notice, would constitute a default by Owner under the Declaration.

5.	All fees, contributions, assessments and other payments owed under the Declaration for the Property have been paid by Owner, and neither Owner nor any party under the Declaration have any liens against the parcel of the other party arising from nonpayment or nonperformance under the Declaration.

6.	The amount of 2018 annual assessment imposed by the Declaration is $864.97 annually and [has] been paid by Owner. The billing period begins on 1/1/2018 and ends on 12/31/2018.

7	There are no special assessments currently assessed against the Property under the terms of the Declaration.

8.	The current address for notices to the Association under the Declaration is:

BICPOA
C/O COMPLEX MANAGEMENT
423 S. 2ND ST.
ST CHARLES IL 60174
Attention: NORM PURDY
Email: NORM@COMPLEXMGMT.COM

9.	Upon transfer of the Property by Owner to Buyer, Buyer shall become an “Owner” under the Declaration for all purposes.

The truth and accuracy of the certifications contained herein may be relied upon by Buyer, its successors, participants, assigns and transferees their respective lender(s) (collectively, the “Reliance Parties”) and said certifications shall be binding upon the Association and its successors and assigns and inure to the benefit of the Reliance Parties.

Very truly yours,

BATAVIA INDUSTRIAL CENTER PROPERTY OWNERS ASSOCIATION

By:	/s/ Norm Purdy
Name:	NORM PURDY
Title:	VP OF OPERATIONS COMPLEX MANAGEMENT

2

Batavia Industrial Center
C/O Complex Management
409 Illinois Ave. Suite 1B
St. Charles, IL 60174

Invoice

Date	Invoice #
3/1/2018	1285

PAID 04/30/2018

Bill To
Rubicon Technology 900 E Green St Bensenville, IL 60106

Due Date
4/1/2018

Description	Amount Due
Annual Association Dues - 1.6018% - Proportionate share of Rubicon Technology - 2017	864.97
Lot # BIPR4 L2 || Tax ID 12-14-402-027 & 12-14-402-035 || 3.99 Acres || 0.016018 Share	
950 Douglas Rd.	

Batavia Industrial Center Property Owner's Association 2018 Budget

Professional Fees (Attorney / Accountant)	$1,200
Detention: Landscape Mowing/Trimming/ Fertilizer	$ 20,000
Detenstion: Erosion, Structures & Drainage/Burn	$15,000
Berm Bush & Tree Replacement & Maint	$1,750
Management Fee	$11,400
Real Estate Taxes	$150
Insurance	$1,300
Reserve	$3,000
Repairs & Maintenance	$200
Total 2018 Budget	$54,000

Please make checks payable to:

Batavia Industrial Center Property Owner's Association
409 Illinois Ave. Suite 1B
St. Charles, IL 60174

Phone #	630-443-9315	E-mail	sara@complexmgmt.com	**Total Due**	$864.97